Exhibit 99

Gaining Momentum Exelon Corporation Robert S. Shapard Executive Vice President and CFO Deutsche Bank 9th Annual Electric Power Conference New York City June 15, 2004

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2003 Annual Report on Form 10-K-ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2003 Annual Report on Form 10-K-ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 19, ComEd- Note 15, PECO-Note 14 and Generation-Note 13, and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Forward-Looking Statements

We Are Exelon * Operating capacity at 12/31/03; excludes Sithe and New England assets. Sources: Company reports, Thomson Financial, Bloomberg Note: Data based on results reported through 6/7/04.

Our Assets - Regional Markets Note: As of 12/31/03; owned generation excludes Sithe and New England assets. Midwest Owned Generation: Contracted Gen: Total Generation: ComEd Control Area Peak Load: 11,427 MW 9,578 MW 21,005 MW 22,100 MW ERCOT/South Owned Generation: Contracted Gen: Total Generation: Load: 2,494 MW 2,875 MW 5,369 MW 2,334 MW Mid Atlantic Owned Generation: Contracted Gen: Total Generation: PECO Control Area Peak Load: 11,178 MW 250 MW 11,428 MW 8,200 MW Total Owned Generation: Contracted Gen: Total Generation: 25,099 MW 12,703 MW 37,802 MW Nuclear Hydro Coal Intermediate Peaker

World-Class Performance Nuclear operations dramatically improved Average annual capacity factor increased from 47% in 1997 to 93%+ in 2003 Production cost decreased from $26.80/MWh in 1997 to $12.53/MWh in 2003 - top quartile Fossil/hydro fleet improving efficiency Added more than 300 MWs of capacity from 2000-2003 T&D improving reliability Non-storm outage frequency reduced 31% from 1998-2003 Non-storm outage duration reduced 29% from 1998-2003

Well Positioned to Grow Divesting underperforming assets Driving strong earnings and cash flow growth through The Exelon Way Recovery of wholesale markets Expansion of wholesale markets

Disciplined Financial Management 10.6% average annual growth in adjusted (non-GAAP) operating EPS* 9.2% average annual growth in dividends Retired $1.9 billion of transition debt and refinanced/retired $5.0 billion of other debt Reduced interest expense by $219 million Since 2000: * See presentation appendix for free cash flow definition and EPS reconciliation. After-tax O&M and Cap Ex savings of more than $300 million in 2004, increasing to more than $600 million in 2006 5% average annual earnings growth Free cash flow of $1.7+ billion (cumulative)* 2004-2006 Targets:

2003 Weather/Sales Ent. Losses CTC Depr./Nuc Outages )&M Expenses Pension/OPEB Genco RNF AmerGen Interest Exelon Way 2004 Invisible dataset 2.61 2.695 2.68 2.59 2.53 2.49 2.49 2.575 2.625 2.68 Green 2.61 0.085 0.145 0.16 0.09 0.06 0.04 0.085 0.05 0.055 0.15 2.83 2003 2004E Interest O&M Expenses ComEd CTC Genco Rev. net Fuel Midwest Gen Exelon Way Other Risks and Opportunities +/- CTC Reset +/- Weather +/- Economy +/- Natural Gas Prices Expected EPS Drivers Depr./Amort. Nuclear Outages PECO CTC/Amort. 2004 Adjusted (non-GAAP) Operating EPS Guidance: $2.68 - $2.83* Sales Growth Normal Weather Stop Enterprises Losses Pension/ OPEB Expense AmerGen * Reflects 2-for-1 stock split effective 5/5/04. Note: See presentation appendix for reconciliation to GAAP reported EPS.

Exelon Way Targets ($ millions) 2004 Annual Impact O&M* CapEx Total GenCo $ 80 $ 65 $ 145 $ 115 $ 125 $ 240 EED** 130 135 265 215 295 510 Total $ 210 $ 200 $ 410 $ 330 $ 420 $ 750 Cash Flow Summary 2004 Impacts GenCo $ 50 $ 65 $ 115 $ 71 $ 125 $ 196 EED 81 135 216 133 295 428 Total $ 131 $ 200 $ 331 $ 204 $ 420 $ 624 O&M CapEx Total 2006 Annual Impact O&M* CapEx Total Key Points Realized approximately $170 million in O&M and capital ramp-up savings in 2003 towards 2004 goal Achieved 1,275 position reductions in 2003 for 2004 and expect 1,900 by 2006 Severance costs accrued for planned reductions through 2004; if additional positions are identified for elimination, further severance costs may be incurred Savings exclude severance costs and are net of other costs-to-achieve (which are not expected to be significant) 2006 Impacts O&M CapEx Total * Pre-tax ** Exelon Energy Delivery

Note: See presentation appendix for information on Exelon Way savings.

Sources of Free Cash 2004-2006 (in millions) 2004-2006E The Exelon Way Commitment $1,000+ Resolution of Boston Generating and Sithe 400 Sale of Exelon Enterprises Businesses 200 Synthetic Fuels Investment 120 Total $1,720+ After using other sources of cash to cover pension contributions, cap ex, nuclear decommissioning trust fund investment activity, transition debt maturities, dividends and other routine investing/financing activities, Exelon expects to have free cash flow from the following sources:

Note: See presentation appendix for free cash flow definition and reconciliation.

Initial Investment Asset Sales UPH ECP Net Investment Thermal Eval ECP Energy Closed Ops Other 4/30/02 BV East 2 1.33 0.93 0.47 0.4 0.069 West North 1.33 0.93 0.47 0.4 0.13 0 Original Investment* $2,000 $(670) $(400) $(520) InfraSource $560 Comm $280 Therm $290 Energy $280 UPH $160 ECP $200 Svcs $140 Other $90 $(40) Cash Generated from Sales Booked Losses $2,000 $0 $1,000 $1,500 $500 ($ millions) Revaluation of Enterprises' Assets 1Q 2004 2Q-4Q 2004 $(310) $60 ECP investments Tax Assets Other 12/31/04E Book Value * Includes Unicom's original investment made prior to the Merger of PECO and Unicom. ** $160 million of total represents the adjustment to Unicom's original Investment recorded in the Merger. Note: Status of assets at 5/14/04 12/31/03 Book Value $410 Thermal $105 Services $60 Other $70 InfraSource $80 ECP/Comm $95 Energy transfer Services ECP InfraSource GFI taxes GFI Note F&M W/C Thermal Services PECO TelCove & Fiber ECP Investments Revalue Assets**

Exelon 2004 Financial Scorecard * Excludes transition debt and Boston Generating Facility debt Note: See presentation appendix for O&M and Cap Ex savings, EPS and Free Cash Flow reconciliations to GAAP. ($ in millions, except per share data) Measure To-date (through 1Q) 2004 Target/Estimate Status Exelon Way O&M Savings (pre-tax) Program-to-date $195 $210 On track Exelon Way O&M Savings (pre-tax) Year-over-year $32 $47 On track Exelon Way Cap Ex Savings Program-to-date $116 $200 On track Exelon Way Cap Ex Savings Year-over-year $49 $133 On track Free Cash Flow End-of-period $119 $750 On track Adjusted (non-GAAP) Operating EPS End-of-period $0.57 $2.68 - $2.83 On track Divestitures/Sales Net cash proceeds $150 $375 On track Credit Measures EBITDA Interest Coverage* 7.2x (2003) 8.3x On track Credit Measures Debt to Total Cap* 52% (2003) 48% On track

ComEd 2007 Transition

2002 2003 2004E 2005E 2006E 2007E 2008E 2009E 2010E 21.35 27.86 33.09 32.6 34.92 38.27 36.78 37.07 39.33 20.28 21.49 22.73 24.4 26.2 27.36 28.7 31.56 27.86 30.85 30.91 * Does not include capacity, ancillary services, load following, weather risk or other costs that will add approximately 50% to ATC prices based on other wholesale markets with customer choice. $ / MWh '02,'03 Actual Prices 3/2004 Platt's Outlook 12/2002 Platt's Outlook Northern Illinois Around-the-Clock (ATC) Energy Prices* Projected Rising Wholesale Power Prices 5/2004 Observed Market Prices

ComEd Bundled Tariff for Mass Market 2003 Actual* 2007 Estimate RES SCI LCI LCI (< 3 MW) Non-Wires Rate 49 43 49.9 49.9 48.9 28 Line Losses 3 3 Wires Rate 25 31 35.1 15.1 10.1 3 77 77 Assumes 25% increase in wires charges to recover increased investment in transmission and distribution infrastructure and costs. * Representative of unbundling of existing tariff. ** Includes the cost of energy, capacity, ancillary services, load following, weather, switching and congestion. Note: Mass Market represents residential and small commercial and industrial customer classes. ** **

Positioned to Maximize Value Large, low-cost generation portfolio Nuclear dominated fleet Lowest cost generator in Illinois and Pennsylvania Positioned well for a competitive market Large, stable retail customer base Exelon Way Initiatives Cost reduction initiatives Revenue initiatives Focused financial discipline Strong credit position Strong free cash flow Earnings and cash flow growth without wholesale price recovery

Appendix 2004 Earnings Guidance* Exelon's adjusted (non-GAAP) operating earnings for 2004 are expected to be in the range of $2.68 to $2.83 per share. Our outlook for adjusted (non-GAAP) operating earnings excludes income resulting from investments in synthetic fuel producing facilities, the cumulative effect of adopting FIN 46-R and any profit or loss related to Boston Generating. Giving consideration to these factors, we estimate 2004 GAAP earnings will fall in a range of $2.78 to $2.93 per share. This estimate does not include any impact of future changes to GAAP. * Reflects 2-for-1 stock split effective 5/5/04.

Free Cash Flow We define free cash flow as: Cash from operations (which includes pension contributions and the benefit of synthetic fuels investment), less Capital expenditures Nuclear decommissioning trust fund investment activity Transition debt maturities Common stock dividends Other routine investing/financing activities Plus cash from asset dispositions, etc. Appendix

First Quarter 2004 Reconciliation Appendix

Appendix – 1Q Year-over-Year Exelon Way Savings

($ in millions)

	1Q 2004			1Q 2004
	O&M Savings			Cap Ex Savings
	2004	2003		2004	2003
GAAP O&M	$1,115	$1,109	GAAP Cap Ex (1)	$439	$427
Operating Adjustments:			Adjustments:
Synthetic Fuels	(24)	—
Boston Generating (BG)	(27)	—	Remove net impact of Boston Generating (1)	—	36
March 2003 ComEd Settlement Agreement	—	(41)	Add AmerGen	—	25

Operating O&M	1,064	1,068
			Adjusted Cap Ex	$439	$488

Exelon Way O&M Adjustments:
Remove Enterprises (1)	(103)	(216)	Year-over-year Exelon Way Savings		$49

Remove nuclear outages (2)	(60)	—
Remove decommissioning accretion (3)	(64)	(58)
Include AmerGen for 2003 (4)	—	78	(1) For 2003, net of proceeds from liquidated damages
Remove 2003 BG (5)	—	(5)

Subtotal	837	867
Other Savings (6)	31	33

Exelon Way O&M	$868	$900

Year-over-year Exelon Way Savings — Pre-tax		$32	1Q 2004 Cash Savings

			O&M–After-tax		$20
Year-over-year Exelon Way Savings — After-tax (7)		$20	Cap Ex		49

1) Enterprises O&M net of intercompany impact; excludes Exelon Energy and Business Services Company charges that remain			Total 1Q 2004 Exelon Way Cash Savings		$69
2) Normalize number of refueling outages, including AmerGen: 2 in 2003 vs. 4 in 2004
3) Accretion expense is non-cash expense related to nuclear decommissioning and is not included in Exelon Way expenditures.
4) Normalize to 100% of AmerGen in 2003 (excludes decomm. accretion expense). In 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates.
5) Normalize Boston Generating O&M
6) Primarily Payroll Taxes in Taxes Other Than Income
7) Tax rate is 38%

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Appendix – 2003 Ramp-up Exelon Way Savings

($ in millions)

	2003 Pre-tax O&M			2003 Cap Ex
	Ramp-up Savings			Ramp-up Savings
	2002	2003		2002	2003
GAAP Operating and Maintenance (O&M)	$4,345	$4,587	GAAP Cap Ex (1)	$2,150	$1,862
Operating Adjustments:			Adjustments:
March 2003 ComEd Settlement Agreement	—	(41)
Severance	(10)	(256)	Remove net impact of Boston Generating (1)	—	20
Enterprises goodwill impairment and impairments due to anticipated sales	—	(53)	Add AmerGen	155	171

Operating O&M	4,335	4,237	Adjusted Cap Ex	$2,305	$2,053

Exelon Way O&M Adjustments:			Year-over-year Savings		$252

Remove Enterprises (1)	(1,228)	(854)
Add incremental impact of Texas Plants	10	—	Exelon Way Cap Ex Savings:

Remove incremental impact of BG (2)	—	(49)
Remove decommissioning accretion	—	(197)	Difference between 2002 and 2003 Exelon Way Cap Ex		$252
Add 2002 incremental impact of Exelon New England	50	—	2003 inflationary impact (2)		69

Normalize incremental impact of nuclear outages	(24)	—	Calculated 2003 Savings		$321
Add AmerGen, net of decommissioning accretion	412	393	Exclude savings from prior cost management initiatives (e.g., CMI)		(254)

Add Payroll Taxes (3)	95	91	Exelon Way Savings - 2003 Ramp-up		$67

Exelon Way O&M	$3,650	$3,621

			(1) Net of proceeds from liquidated damages for 2003
Exelon Way O&M Savings:			(2) Inflation assumed at 3%

Difference between 2002 and 2003 Exelon Way O&M		$29

2003 inflationary impact (4)		107
Pension and post-retirement increase (5)		103	Total Ramp-up Cash Savings

Calculated 2003 Savings		$239	After-tax O&M		$101
Exclude savings from prior cost management initiatives (e.g., CMI)		(76)	Cap Ex		67

Exelon Way O&M Savings — Pre-tax		$163	Total Exelon Way Cash Savings		$168

After-tax O&M Savings (6)		$101

(1) Enterprises O&M net of intercompany impact; excludes Exelon Energy and corporate business services costs
(2) Excludes corporate business services costs
(3) Includes AmerGen and excludes Enterprises
(4) 2002 base excluding pension and post-retirement expenses of $103M, inflated at 3%
(5) Pension and post-retirement expense increase
(6) Tax rate is 38%

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Appendix - Program-To-Date Exelon Way Savings

Enterprises - Path to Exit 2004 Update * Exploring possible sale of Limited Partnerships in Q2 or Q3 subject to management approval ** Assets held for sale and investments under contract to be sold *** Assets held for disposal E = Estimated date Appendix

Appendix:

Reconciliation of GAAP Reported and Adjusted (non-GAAP)
Operating Earnings per Diluted Share

2000 GAAP Reported EPS	$1.44
Change in common shares	(0.53)
Extraordinary items	(0.04)
Cumulative effect of accounting change	—
Unicom pre-merger results	0.79
Merger-related costs	0.34
Pro forma merger accounting adjustments	(0.07)
2000 Adjusted (non-GAAP) Operating EPS	$1.93
2001 GAAP Reported EPS	$2.21
Cumulative effect of adopting SFAS No. 133	(0.02)
Employee severance costs	0.05
Litigation reserves	0.01
Net loss on investments	0.01
CTC prepayment	(0.01)
Wholesale rate settlement	(0.01)
Settlement of transition bond swap	—
2001 Adjusted (non-GAAP) Operating EPS	$2.24
2002 GAAP Reported EPS	$2.22
Cumulative effect of adopting SFAS No. 141 and No. 142	0.35
Gain on sale of investment in AT&T Wireless	(0.18)
Employee severance costs	0.02
2002 Adjusted (non-GAAP) Operating EPS	$2.41
2003 GAAP Reported EPS	$1.38
Boston Generating impairment	0.87
Charges associated with investment in Sithe Energies, Inc.	0.27
Severance	0.24
Cumulative effect of adopting SFAS No. 143	(0.17)
Property tax accrual reductions	(0.07)
Enterprises’ Services goodwill impairment	0.03
Enterprises’ impairments due to anticipated sale	0.03
March 3 ComEd Settlement Agreement	0.03
2003 Adjusted (non-GAAP) Operating EPS	$2.61

Note: EPS figures reflect 2-for-1 stock split effective 5/5/04. Three-year 2003/2000 compound annual growth rate (CAGR): $1.38/$1.44 = -1.4% based on GAAP reported results. Three-year 2003/2000 CAGR: $2.61/$1.93 = 10.6% based on adjusted (non-GAAP) operating results.